UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 8, 2025

ESG Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-259772	87-1918342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 East Hillendale Rd. Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	267-467-5871

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01   Entry into a Material Definitive Agreement.

On August 5, 2025, ESG Inc., a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Labrys Fund II, L.P. (the “Purchaser”) and issued to the Purchaser convertible promissory note in the aggregate principal amount of $275,000 (the “Convertible Note”) for an aggregate cash purchase of $250,000 in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) thereunder. As additional consideration for the purchase of the Note, the Company issues a common stock purchase warrant to purchase 45,833 shares of common stock at an initial price per share of $6.00 to the Purchaser.

The Convertible Note bear interest at a rate of 10% per annum and matures on the twelve (12) months from the Issue Date. The Purchaser may have conversion rights at the date that an Event of Default occurs or the date that the Company failed to pay any Amortization Payment to convert the Convertible Note into shares of the Company’s common stock at a conversion price equal to the 90% of the lowest closing bid price of the Common Stock on Principal Market during the ten (10) Trading Day period immediately preceding the respective Conversion Date.

In connection with the issuance upon conversion of the Note and exercise of the Warrants, the Company initially reserves 340,149 shares of the Company’s common stock. The Convertible Note has others features, including but not limited to, an increased interest rate upon default.

The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the complete form documents attached as exhibits 10.1 and 10.2 hereto.

Item 2.03   Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The Convertible Note represents indebtedness of the Company.

Item 3.02   Unregistered Sale of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item. The Purchaser is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the above securities, we relied on the exemption from the registration requirements of the Securities Act provided by section 4(a)(2) of the Securities Act and/or Rule 506(b) thereunder because the securities were issued in a transaction not involving a public offering.

Item 4.01   Change in Registrant’s Certifying Accountant

On August 7, 2025, ESG Inc. (“Company”) terminated Prager Metis CPAs, LLC (“Former Auditor”) as its independent registered public accounting firm. On August 7, 2025, the Company hired Boladale Lawal & Co. (“New Auditor”) as its independent registered public accountant firm which was approved by the Company.

Pursuant to applicable rules, the Company makes the following additional disclosures:

(a) The Former Auditor’s audit report on the financial statements of the Company as at and for the fiscal year ended December 31, 2024 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph in respect to uncertainty as to the Company’s ability to continue as a going concern.

(b) During fiscal year ended December 31, 2024 and through August 7, 2025, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the Former Auditor’s satisfaction would have caused it to make reference thereto in connection with the Former Auditor’s reports on the financial statements for such year. During fiscal year ended December 31, 2024 and through August 7, 2025, there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K.

(c) During fiscal year ended December 31, 2024 and through August 7, 2025, the Company did not consult with the New Auditor with respect to any matter whatsoever including without limitation with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

On August 7, 2025, the Company provided the Former Auditor with a copy of the foregoing disclosure and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of the letter from the Former Auditor dated August 8, 2025 is attached hereto as Exhibit 16.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of August 5, 2025, by and between ESG Inc. and Labrys Fund II, L.P.
10.2	Form of Note, dated as of August 5, 2025, issued by ESG Inc. in favor of Labrys Funds II, L.P.
16.1	Letter from Prager Metis CPA dated August 8 , 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Zhi Yang
Zhi Yang
CEO

Date: August 8, 2025

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